Exhibit 5.1

July 9, 2007

Spark Networks, Inc.

8383 Wilshire Boulevard, Suite 800

Beverly Hills, CA 90211

Re:	Spark Networks, Inc. 2007 Omnibus Incentive Plan

Ladies and Gentlemen:

We have acted as counsel for Spark Networks, Inc. (the “Company”) in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended (the “Securities Act”) of 2,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be issued under Spark Networks, Inc. 2007 Omnibus Incentive Plan (the “ Plan”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Plan, the Registration Statement, the Company’s Certificate of Incorporation, as amended, Bylaws, and all pertinent minutes and other instruments evidencing actions taken by the Company’s directors and stockholders. We have also made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. We have not independently established any of the facts so relied on. We have also assumed that all of the Shares eligible for issuance under the Plan following the date hereof will be issued for not less than par value.

In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have not verified any of those assumptions.

Our opinion set forth below is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting that law. We note, however, that we are not licensed to practice law in the State of Delaware. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction. The opinions set forth below are rendered as of the date of this letter. We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion the Shares have been duly authorized for issuance by the Company and, when the Shares are issued and paid for in accordance with the terms of the respective awards granted under and governed by the Plan and the Registration Statement, will be validly issued, fully paid, and nonassessable.

We are furnishing this opinion letter to you solely in connection with the Registration Statement. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other

Spark Networks, Inc.

July 9, 2007

person for any purpose, without our specific prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement, the prospectus or any prospectus supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Yours truly,

/s/ KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP
KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP